Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-214420, 333-214423, 333-218038, and 333-228258) of Alcoa Corporation of our report dated May 20, 2024 relating to the financial statements of Alumina Limited, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers
Melbourne, Australia
August 1, 2024